UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 19, 2020 (the “Closing Date”), in accordance with the terms and conditions of that certain Asset Purchase Agreement, by and among Inpixon (“Inpixon” or the “Company”), Ten Degrees Inc., a Delaware corporation (“TDI”), Ten Degrees International Limited, a Cayman Islands exempted company limited by shares and the sole shareholder of 100% of the outstanding capital stock of TDI (“TDIL”), mCube International Limited, a Cayman Island company (“MCI”), and the holder of a majority of the outstanding capital of TDIL and mCube, Inc., a Delaware corporation, and the sole shareholder of 100% of the outstanding capital stock of MCI (“mCube”, together with TDI, TDIL, and MCI collectively, the “Transferors”), dated August 19, 2020 (the “APA”), Inpixon acquired a suite of on-device “blue-dot” indoor location and motion technologies, including patents, trademarks, software and related intellectual property from the Transferors (collectively, the “Assets”).

The Assets were acquired for consideration consisting of (i) $1.5 million in cash and (ii) 480,000 shares of Inpixon’s common stock (the “Shares”).

In accordance with the terms of the APA, commencing as of the date of the APA, the Transferors, and their affiliates, have agreed to not compete with Inpixon’s business associated with the Assets for a period of five years from the Closing Date. In addition, each party has agreed to not solicit any employees from the other party for a period of one year from the Closing Date, subject to certain exceptions.

All of Transferors’ right, title and interest in and to the Assets were sold, conveyed, transferred, assigned, and delivered to Inpixon in accordance with a Bill of Sale and Assignment executed by the Transferors, dated as of the Closing Date. The APA contains customary representations, warranties and covenants, termination rights, as well as indemnification provisions subject to specified limitations.

mCube Consulting Agreement

On the Closing Date, Inpixon and mCube entered into that certain Consulting Agreement (the “Consulting Agreement”), pursuant to which mCube agreed to provide consulting services in order to assist with the transition of the Assets to Inpixon, including, but not be limited to, providing subject matter expertise as needed in connection with the technology acquired with the Assets and advising as needed with respect to product development (the “Services”). Inpixon has agreed to pay an aggregate of $22,916 per month for the Services and reimburse mCube for out of pocket expenses reasonably incurred in connection with the performance of the Services. mCube has agreed to provide the Services for the period from the Closing Date until the termination of the Consulting Agreement or the 180th day following the Closing Date, which date may be extended by Inpixon at its sole discretion on a month to month basis upon notice by Inpixon to mCube.

Reseller and Development License Agreement

On the Closing Date, Inpixon and mCube entered into that certain Reseller and Development License Agreement (the “Reseller Agreement”) pursuant to which Inpixon appointed mCube as a reseller of the Company’s products in Asia, subject to the terms and conditions of the Reseller Agreement for a minimum term of three years (“Term”). In addition, Inpixon also granted mCube with a limited, irrevocable, non-exclusive, non-transferable, royalty-free license during the Term to practice and use the intellectual property acquired pursuant to the APA (the “Licensed Intellectual Property”), for the purpose of modifying, developing and improving the Licensed Intellectual Property (the “Development Activities”). Any derivative works created in connection with the Development Activities are owned by Inpixon and mCube may only sell and market the Licensed Intellectual Property and any improvements to the Licensed Intellectual Property for the benefit of Inpixon as a reseller of Inpixon products. mCube will be entitled to a credit for any sales of licensed software in an amount equal to the discounted applicable list price then in effect for sales of licensed software.

The Reseller Agreement may be terminated upon ninety days advance written notice anytime following the initial Term. In addition, during the Term and for a period of two (2) years thereafter, mCube has agreed not to render services or provide products to any other person that competes with the Company’s businesses and products, including the Licensed Intellectual Property and any improvements thereto.

The above summaries of (i) the APA; (ii) the Consulting Agreement; and (iii) the Reseller and Development License Agreement, described in this Current Report on Form 8-K (this “Current Report”), do not purport to be a complete description and each is qualified in its entirety by reference to the full text of such document which are attached as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required by this Item 2.01, the information included at Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information included at Item 1.01 above is incorporated herein by reference. The issuance of the Shares was not registered under the Securities Act in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act for private transactions. As of August 19, 2020, following the issuance of the Shares, the Company will have 42,259,313 shares of common stock outstanding.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company has determined that the acquisition of the Assets does not constitute a business or an acquisition of a significant amount of assets (as defined in Instruction 4 of Item 2.01) and, as such, financial statements contemplated by Item 9.01 of Form 8-K are not required to be reported by Form 8-K with respect to such acquisition.

(b) Pro forma financial information.

The Company has determined that the acquisition of the Assets does not constitute a business or an acquisition of a significant amount of assets (as defined in Instruction 4 of Item 2.01) and, as such, pro forma financial information contemplated by Item 9.01 of Form 8-K is not required to be reported by Form 8-K with respect to such acquisition.

(d) Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of August 19, 2020, by and among Inpixon, Ten Degrees Inc., Ten Degrees International Limited, mCube International Limited and mCube, Inc.

10.1*	Consulting Agreement, dated as of August 19, 2020, by and between Inpixon and mCube, Inc..

10.2#	Reseller and Development License Agreement, dated as of August 19, 2020, by and between Inpixon and mCube, Inc.

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Inpixon hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

#	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: August 20, 2020	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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